Exhibit 99.1

AMERICAN LORAIN CORPORATION REPORTS 2011 SECOND QUARTER FINANCIAL RESULTS

Company to Hold Conference Call Tuesday, August 16, 2011, at 8:00 a.m. ET -

JUNAN COUNTY, China, August 15, 2011 -- American Lorain Corporation (NYSE Amex: ALN) ("American Lorain" or the "Company"), an international processed snack foods, convenience foods, and frozen foods company based in the Shandong Province, China, today announced financial results for its second quarter ended June 30, 2011.

Q2 2011 Operational Highlights
•	Each product segment increased by over 19% in sales year-over-year
•	Convenience food segment continued to grow as a percent of total revenue
•	Continued channel building efforts and progress such as sales to railway system

Q2 2011 Financial Highlights
•	Total revenues of $35.7 million, an increase of 22.3% year over year
•	Gross margins decreased slightly to 21.4%, compared to 23.0% year-over-year and 22.7% at 12/31/2010
•	Net income attributable to common stockholders of $3.3 million, up 21.8% year-over-year
•	Diluted earnings per share of $0.09

2011 Operations and Market Overview
Sales by categories of product consisted of the following for the three month ended June 30, 2011 and 2010:

	Three month ended
Category	6/30/2011	6/30/2010	% Increase
Chestnut	$17,719,636	$14,868,240	19.2%
Convenience food	12,807,758	10,269,991	24.7%
Frozen food	5,199,255	4,080,083	27.4%
Total	$35,726,650	$29,218,314	22.3%

Categories of product as a percentage of sales for the three month ended June 30, 2011 and 2010:

	Three month ended
Category	6/30/2011 % of Total Revenues	6/30/2010 % of Total Revenues	% Difference
Chestnut	49.6%	50.9%	(1.3%	)
Convenience food	35.8%	35.1%	0.7%
Frozen food	14.6%	14.0%	0.6%
Total	100%	100%

American Lorain’s Chairman and CEO, Mr. Si Chen, stated, “We are satisfied with the Company’s performance in the second quarter, during which we have achieved solid growth in each of our three business lines despite various difficulties such as the general inflation. We believe the largest contributor to our growth in the coming months will be the continued expansion of our convenience foods segment, as well as the chestnut food segment as we enter the seasonally strong quarters. We believe the continuous focus on product quality and building our distribution channels and brand equity is key to the Company’s success in a competitive landscape and will continue to execute on these strategies in the coming months.”

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August 15, 2011

2011 Second Quarter Financial Review

American Lorain Corporation
Selected Financial Statements in USD ($ in 000s)

	3 months ended	3 months ended	% Increase
	6/30/2011	6/30/2010

Sales	$35,726,650	$29,218,314	22.3%
Cost of Revenues	($28,070,066)	($22,499,645)	24.8%
Gross Profit	$7,656,584	$6,718,669	14.0%
Gross Profit Ratio	21.4%	23.0%
Income from operations	$4,974,450	$4,591,463	8.3%

Earnings before tax	$4,747,488	$3,729,113	27.3%
Net income attributable to common stockholders	$3,262,451	$2,679,613	21.8%

Diluted earnings per share	$0.09	$0.10	(10.0%	)
Weighted average diluted shares outstanding	35,030,343	26,750,592	31.0%

•	The Company reported sales for the 2011 second quarter of $35.7 million, an increase of 22.3% compared to $29.2 million in the second quarter of 2010.

•

Gross profit increased14.0% to $7.7 million from $6.7 million in the prior-year period. Gross margin declined slightly to 21.4% for the three months ended June 30, 2011, from 23.0% for the prior-year period, due to inflation pressure. However, American Lorain expects that its margins will remain relatively stable and in the 20-25% range in the coming months.

•

Income from operations during the period was $5.0 million, an increase of 8.3% from $4.6 million reported in the prior year period. Operating margin for the 2011 second quarter was 13.9% compared with 15.7% in the prior year.

•

The Company had net income attributable to common shareholders for the second quarter of 2011 of $3.3 million, or $0.09 per diluted share based on 35.0 million diluted shares outstanding, compared to $2.7 million, or $0.10 per diluted share based on 26.8 million diluted shares outstanding in the prior-year period. The Company’s net margin for the period was 9.1% compared with 9.2% in the prior year period.

Balance Sheet Highlights and Financial Position

(in millions)	6/30/2011	12/31/2010	% Increase
Cash and Cash Equivalents	$9.6	$12.7	(24.5%	)
Restricted Cash	7.1	2.3	206.0%
Working Capital	74.8	57.4	30.3%
Total Liabilities	43.2	45.6	(5.4%	)
Stockholders’ Equity	138.7	129.3	7.3%

The Company had a book value per share at June 30, 2011 of $4.03.

Outlook for 2011
Mr. Chen concluded, “We are optimistic about the second half of 2011 based on what we are seeing thus far. The efforts of our management group in all three business segments are producing greater efficiencies in both the operating infrastructure and costs control which will help us as we continue to grow. Despite the current uncertainties weighing on the global economy, we remain optimistic about the outlook of our market growth in China and as well as abroad because of growing demand, improving brand recognition, and balanced supply. We will continue to execute on the Company's core strategies of driving growth through each of our business segments.”

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August 15, 2011

Conference Call
The Company will also discuss these results in a conference call tomorrow morning (August 16, 2011) at 8:00 a.m. ET.

Participant Dial-In Numbers:

(In the United States):	877-407-8031
(International):	201-689-8031

Webcast
The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go to http://www.americanlorain.com and click on the conference call link, or go directly to: http://www.investorcalendar.com/IC/CEPage.asp?ID=165541.

Phone Replay Information
A recorded replay of the call will be available until 11:59 p.m. ET on August 19, 2011. Listeners may dial:

(In the United States):	877-660-6853
(International):	201-612-7415

The following replay passcodes are both required for playback:
Account #: 286
Conference ID #: 377216

About American Lorain Corporation
American Lorain Corporation products include chestnut products, convenience food products and frozen food products. The Company currently sells over 240 products to 26 provinces and administrative regions in China as well as to 42 foreign countries. The Company operates through its five direct and indirect subsidiaries and one leased factory located in China. For further information about American Lorain Corporation, please visit the Company's website at http://www.americanlorain.com.

Forward-Looking Statements
This press release contains certain "forward-looking statements" that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, the Company's ability to obtain the necessary financing to continue and expand operations, to market its products in new markets and to offer products at competitive pricing, to attract and retain management, and to integrate and maintain technical information and management information systems, political and economic factors in the PRC, compliance requirement of laws and regulations of the PRC, the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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August 15, 2011

For more information, please contact:
American Lorain Corporation
Mr. David She, CFO
+86-10 8411 3393
david.she@americanlorain.com
www.americanlorain.com

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August 15, 2011

AMERICAN LORAIN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDEDJUNE 30, 2011 and 2010
(Stated in US Dollars)

	Three months ended June 30,		Six months ended June 30,

	2011	2010	2011	2010

Net revenues	$35,726,650	$29,218,314	$66,176,455	$53,778,530
Cost of revenues	(28,070,066)	(22,499,645)	(51,744,961)	(41,335,771)
Gross profit	$7,656,584	$6,718,669	$14,431,493	$12,442,759

Operating expenses

Selling and marketing expenses	(1,088,768)	(1,194,996)	(2,451,454)	(2,567,348)
General and administrative
expenses	(1,593,366)	(932,210)	(3,069,313)	(1,948,662)
	(2,682,134)	(2,127,206)	(5,520,767)	(4,516,010)

Operating income	$4,974,450	$4,591,463	$8,910,727	$7,926,749

Investment income	-	589	-	589
Government subsidy income	302,259	196,003	595,352	377,424
Interest and other income	102,372	8,901	149,457	130,982
Other expenses	(21,483)	(44,714)	(181,055)	(72,237)
Interest expense	(610,111)	(1,023,129)	(1,263,235)	(1,943,553)

Earnings before tax	$4,747,488	$3,729,113	$8,211,247	$6,419,954

Income tax	(1,277,553)	(857,604)	(2,173,421)	(1,529,596)

Net income	$3,469,935	$2,871,509	$6,037,826	$4,890,358

Other comprehensive income:
Foreign currency translation
gain	1,875,108	400,424	3,107,991	419,885

Comprehensive income	$5,345,043	$3,271,933	$9,145,817	$5,310,243

Net income attributable to:
-Common Stockholders	$3,262,451	$2,679,613	$5,688,739	$4,540,144
-Non-controlling Interest	207,484	191,896	349,087	350,214
Net income	$3,469,935	$2,871,509	$6,037,826	$4,890,358

Earnings per share
- Basic	$0.09	$0.10	$0.17	$0.17
- Diluted	$0.09	$0.10	$0.16	$0.17
Weighted average shares outstanding
- Basic	34,427,582	26,075,413	34,427,582	26,075,413
- Diluted	35,030,343	26,750,592	35,030,343	26,750,592

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August 15, 2011

AMERICAN LORAIN CORPORATION
CONSOLIDATED BALANCE SHEETS
AT JUNE 30, 2011 AND DECEMBER 31, 2010

		(Audited)
	At June 30,	At December 31,
ASSETS	2011	2010
Current assets
Cash and cash equivalents	$9,605,538	$12,730,626
Restricted cash	7,064,127	2,308,898
Short-term investment	6,769,421	9,447,585
Trade accounts receivable	27,002,950	33,226,612
Other receivables	1,841,750	1,492,850
Inventories	41,097,859	29,807,198
Advance to suppliers	8,027,308	7,744,976
Prepaid expenses and taxes	467,407	434,061
Deferred tax asset	106,100	103,713
Security deposits and other Assets	628,998	693,858
Total current assets	$102,611,458	$97,990,377

Non-current assets
Investment	464,181	-
Property, plant and equipment, net	73,771,569	72,095,007
Land use rights, net	4,911,645	4,877,438
Deposit	169,911	20,297
TOTAL ASSETS	$181,928,763	$174,983,119

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term bank loans	$16,428,735	$25,164,469
Long-term debt – current portion	56,089	218,935
Notes payable	3,868,173	4,249,977
Accounts payable	4,091,972	6,284,532
Taxes payables	1,357,095	3,266,502
Accrued liabilities and other payables	1,463,710	1,335,947
Customers deposits	586,415	89,370
Total current liabilities	$27,852,188	$40,609,732

Long-term liabilities
Long-term debt	15,330,667	5,030,930

TOTAL LIABILITIES	$43,182,855	$45,640,662

		(Audited)
	At June 30,	At December 31,
	2011	2010
STOCKHOLDERS’ EQUITY
Preferred Stock, $.001 par value, 5,000,000 shares authorized; 0		-
Common stock, $0.001 par value, 200,000,000 shares authorized;	34,445	34,420
Additional paid-in capital	52,676,854	52,371,481
Statutory reserves	12,069,925	11,340,739
Retained earnings	53,647,928	48,688,375
Accumulated other comprehensive income	12,535,972	9,475,745
Non-controlling interests	7,780,784	7,431,697

TOTAL STOCKHOLDER’S EQUITY	$138,745,907	$129,342,457

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$181,928,763	$174,983,119

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August 15, 2011

AMERICAN LORAIN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010
(Stated in US Dollars)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Cash flows from operating activities

Net income	$3,469,935	$2,871,509	$6,037,826	$4,890,358
Stock and share based compensation	131,671	205,943	305,373	454,949
Depreciation	669,969	322,416	1,141,935	687,985
Amortization	49,549	33,341	94,435	69,061
Write down/(gain) on short-term investment	(92,673)	-	(47,763)	-
(Increase)/decrease in accounts & other receivables	(5,627,103)	4,205,909	6,371,808	8,294,930
(Increase)/decrease in inventories	(2,366,929)	1,798,055	(11,290,660)	(7,675,643)
(Increase)/decrease in prepayment	(77,666)	972,209	(315,679)	734,094
(Increase)/decrease in deferred tax asset	(1,411)		(2,388)	-
Increase/(decrease) in accounts and other payables	(1,583,873)	(1,648,161)	(3,974,205)	(1,950,117)
Net cash (used in)/provided by operating activities	(5,428,531)	8,761,221	(1,679,318)	5,505,617

Cash flows from investing activities
Proceeds from short-term investments	467,879	-	2,166,220	22,227
(Increase)/decrease in restricted cash	(2,205,347)	376,613	(4,755,229)	558,448
Payment of construction in progress	(90,840)		(471,105)
Payment of land use rights	(76,740)	(18,318)	(128,642)	(33,205)
Payments for purchase of equipment & plant	(1,567,871)	(9,618,218)	(2,347,391)	(10,045,753)
Decrease (increase) in deposit	(154,034)	-	(84,754)	-
Net cash used in investing activities	(3,626,952)	(9,259,923)	(5,620,902)	(9,498,283)

Cash flows from financing activities
Bank borrowings	6,733,544	5,297,856	18,183,012	23,151,602
Repayment of bank loans	(9,406,948)	(2,900,729)	(20,980,396)	(20,861,829)
Notes payable	763,347	-	3,816,736	-
Issue of common stock	25	-	25	-
Net cash provided by/(used in) financing activities	$(1,910,033)	$2,397,127	$1,019,377	$2,289,773

Net Increase/(decrease) of Cash and Cash Equivalents	(10,965,515)	1,898,425	(6,280,842)	(1,702,893)

Effect of foreign currency translation on cash and cash equivalents	1,967,781	(89,298)	3,155,754	(69,848)

Cash and cash equivalents–beginning of period/year	18,603,272	8,529,664	12,730,626	12,111,532

Cash and cash equivalents–end of period/year	$9,605,538	$10,338,791	$9,605,538	$10,338,791

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August 15, 2011

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Supplementary cash flow information:
Interest received	$7,879	$3,998	$10,355	$6,802
Interest paid	$610,675	$1,018,530	$1,263,799	$1,938,954
Income taxes paid	$1,816,289	$649,208	$3,845,257	$2,489,131